Sun Communities, Inc. Executive Compensation Recovery (Clawback) Policy Sun Communities, Inc. (the “Company”) and the Company’s Board of Directors (the “Board”) believe that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company's pay-for-performance compensation philosophy. The Board has adopted this Policy, which describes the circumstances in which Covered Executives will be required to repay or return to the Company Erroneously Awarded Compensation in the event of an Accounting Restatement. This Policy is designed to comply with, and will be interpreted in a manner that is consistent with, Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 promulgated under the Exchange Act and Section 303A.14 of the New York Stock Exchange Listed Company Manual (the “NYSE Listing Standards”). 1. Administration. This Policy shall be administered by the Compensation Committee of the Board (the “Administrator”). The Administrator is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy. Any determinations made by the Administrator shall be final and binding on all affected individuals. 2. Definitions. For purposes of this Policy, the following capitalized terms shall have the meanings set forth below. i. “Accounting Restatement” means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws. “Accounting Restatement” includes any required accounting restatement to correct an error in previously issued financial restatements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. ii. “Applicable Period” means the three completed fiscal years of the Company immediately preceding the Restatement Date. The “Applicable Period” also includes any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years in accordance with Rule 10D-1 under the Exchange Act. iii. “Covered Executives” means any person who is, or was at any time, during the Applicable Period, an executive officer, including the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Executive officers of the Company’s subsidiaries are deemed executive officers of the Company if they perform such policy making functions for the Company. iv. “Erroneously Awarded Compensation” has the meaning set forth in Section 4(a) of this Policy.

v. “Financial Reporting Measures” means any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measure. Financial Reporting Measures include but are not limited to the following (and any measures derived from the following): stock price; total shareholder return (TSR); funds from operations (FFO); net operating income (NOI); earnings before interest, taxes, depreciation and amortization (EBITDA); revenues; cash flows from operations; return on assets; earning per share; or same property results. A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the SEC. vi. “Incentive-based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Incentive-based compensation includes but is not limited to, cash payments and equity awards. vii. “Received” Incentive-based Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-based Compensation award is attained, even if the payment or grant of such Incentive-based Compensation occurs after the end of that period. viii. “Restatement Date” means the earlier of (i) the date the Board, a committee of the Board, or one or more of the officers of the Company authorized to take action if Board action is not required, concludes (or reasonably should have concluded) that the Company is required to prepare an Accounting Restatement, or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement. ix. “SEC” shall mean the U.S. Securities and Exchange Commission. 3. Covered Executives; Incentive-based Compensation subject to this Policy. This Policy applies to all Incentive-based Compensation that is Received on or after the adoption date of this Policy by a Covered Executive (a) after beginning services as a Covered Executive, and (b) if that person served as a Covered Executive at any time during the performance period for such Incentive-based Compensation. 4. Required Recovery of Erroneously Awarded Compensation in the Event of an Accounting Restatement. a. In the event the Company is (i) required to prepare an Accounting Restatement and (ii) a Covered Executive Received Erroneously Awarded Compensation during the Applicable Period, the Company shall seek to promptly recover the amount of such Erroneously Awarded Compensation. For purposes of this Policy, “Erroneously Awarded Compensation” means the amount of Incentive-based Compensation received by the Covered Executive that is in excess of the amount of Incentive-based Compensation that otherwise would have been Received by the Covered Executive if the calculation were determined based on the Accounting Restatement. b. The Administrator shall determine the amount of any Erroneously Awarded Compensation for each Covered Executive in connection with such Accounting Restatement and thereafter, provide each Covered Executive with a written notice containing the amount of Erroneously Awarded Compensation and a demand for repayment or return, as applicable. For Incentive- based Compensation based on (or derived from) stock price or total shareholder return where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement, the amount shall be determined by the Administrator based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-based Compensation was received (in which case, the Company shall maintain documentation of such determination of that reasonable estimate and provide such documentation to the NYSE). 5. Permitted Recovery Methods. a. The Administrator shall take such action as it deems appropriate to recover Erroneously Awarded Compensation promptly after such obligation is incurred and shall have broad discretion to determine the appropriate means of recovery of such Erroneously Awarded Compensation based on all applicable facts and circumstances. The Administrator may seek to recover in the manner it chooses, in its sole discretion, which may include, without limitation, one or a combination of the following: (i) direct reimbursement from the Covered Executive of all or part of the Incentive-based Compensation previously paid, (ii) withhold unpaid compensation otherwise owed by the Company to the Covered Executive, (iii) set-off, (iv) rescinding or cancelling vested or unvested equity or cash-based awards, and (v) any other remedial and recovery action permitted by law, as determined by the Administrator. For the avoidance of doubt, except as set forth in Section 5(c) below, in no event may the Company accept an amount that is less than the amount of Erroneously Awarded Compensation in satisfaction of a Covered Executive’s obligations under this Policy. b. To the extent that a Covered Executive fails to repay all Erroneously Awarded Compensation to the Company when due (as determined in accordance with Section 4 of this Policy), the Company shall take all actions reasonable and appropriate to recover such Erroneously Awarded Compensation from the applicable Covered Executive. c. Notwithstanding anything herein to the contrary, the Company shall not be required to take the actions contemplated by Section 5(a) above if the following conditions are met and the Administrator determines that recovery would be impracticable solely for the following limited reasons: i. The direct expenses paid to a third party to assist in enforcing the Policy against a Covered Executive would exceed the amount to be recovered, after the Company has made a reasonable attempt to recover the applicable Erroneously Awarded Compensation, documented such attempts and provided such documentation to the NYSE. ii. Recovery would violate home country law where that law was adopted prior to November 28, 2022, provided that, before determining that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of home country law, the Company has obtained an opinion of home country counsel, acceptable to the NYSE, that recovery would result in such a violation and a copy of the opinion is provided to the NYSE; or

iii. Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 6. Indemnification Prohibition. Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement to the contrary, the Company shall not indemnify any Covered Executive against the loss of any Erroneously Awarded Compensation. 7. Other Recovery Rights; Company Claims. The Board intends that this Policy shall be applied to the fullest extent of the law. Any right of recovery under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under applicable law, regulation or rule or pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company. Nothing contained in this Policy, an no recovery as contemplated by this Policy, shall limit any claims, damages or other legal remedies that the Company may have against a Covered Executive arising out of or resulting from any actions or omissions by the Covered Executive. 8. Administrator Indemnification. Any members of the Board who assist in the administration of this Policy shall not be personally liable for any action, determination or interpretation made with respect to this Policy and shall be fully indemnified by the Company to the fullest extent under applicable law and Company policy with respect to any such action, determination or interpretation. The foregoing sentence shall not limit any other rights to indemnification of the members of the Board under applicable law or Company policy. 9. Amendment; Termination. The Board may amend or terminate this Policy at any time. 10. Successors. This Policy shall be binding and enforceable against all Covered Executives and their successors, beneficiaries, heirs, executors, administrators or other legal representatives. 11. Reporting and Disclosure. The Company shall file all disclosures with respect to this Policy in accordance with the requirement of U.S. securities laws, including the disclosure required by applicable SEC filings. 12. Entire Agreement. This Policy supersedes, replaces and merges any and all previous agreements and understandings regarding the Company’s policy on the recovery of compensation, and this Policy constitutes the entire agreement between the Company and the Covered Executives with respect to such terms and conditions. 13. Policy Acknowledgement. Each Covered Executive is required to sign and return to the Company a written form acknowledging the Covered Executive agrees to be bound by the terms and comply with this Policy. Issued: July 2014 Revised: December 2023